                                                                      EXHIBIT 15

LETTER REGARDING UNAUDITED INTERIM FINANCIAL INFORMATION




Securities and Exchange Commission
 450 Fifth Street, N.W.
 Washington, D. C. 20549



We are aware that our report dated October 25, 2002 on our review of the interim financial information of Blue Valley Ban Corp for the periods ended September 30, 2002 and 2001 and included in the Company's quarterly report on Form 10Q for the quarter then ended is incorporated by reference in Registration Statement 333-46022. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.


                                              /s/ BKD, LLP


Kansas City, Missouri
October 25, 2002